 As filed with the Securities and Exchange Commission on December 1, 2000

                                                     Registration No. 333-45514
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

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                                  GARMIN LTD.
            (exact name of registrant as specified in its charter)

                                --------------

     CAYMAN ISLANDS                  3812                    98-0229227
     (state or other     (primary standard industrial     (I.R.S. employer
     jurisdiction of      classification code number)  identification number)
    incorporation or
      organization)

                                --------------

                               Queensgate House
                               P.O. Box 30464SMB
                     113 South Church Street, George Town,
                         Grand Cayman, Cayman Islands
                                (345) 946-5203*
  (address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                            Andrew R. Etkind, Esq.
                        c/o Garmin International, Inc.
                            1200 East 151st Street
                             Olathe, Kansas 66062
                                (913) 397-8200
(name, address, including zip code, and telephone number, including area code, of agent for service)

*Garmin Ltd. maintains its registered office at Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, and its principal executive offices at Queensgate House, P.O. Box 30464SMB, 113 South Church Street, George Town, Grand Cayman, Cayman Islands. The executive offices of Garmin Ltd.'s principal United States subsidiary are located at 1200 East 151st Street, Olathe, Kansas 66062. The telephone number there is (913) 397-8200.

                                --------------

                                  Copies to:
         JOHN F. MARVIN, ESQ.                 VINCENT PAGANO, JR., ESQ.
     Sonnenschein Nath & Rosenthal           Simpson Thacher & Bartlett
           4520 Main Street                     425 Lexington Avenue
      Kansas City, Missouri 64111           New York, New York 10017-3954

                                --------------

  Approximate date of commencement of sale to the public: As soon as practicable after the effective date of this registration statement.

                                --------------

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                 Proposed
                                             Maximum Aggregate
           Title of Each Class of            Offering Proceeds    Amount of
        Securities to be Registered               (1)(2)       Registration Fee
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
Common shares, par value US$0.01 per
 share.....................................   US$230,000,000     US$60,720(3)
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
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(1) Includes $30,000,000 subject to the underwriters' over-allotment option.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3) A fee of $60,720 was previously paid with the initial filing on September 11, 2000.

                                --------------

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                                EXPLANATORY NOTE

     The sole purpose of this amendment is to file certain exhibits not previously filed and to refile an exhibit previously filed to include the relevant appendix to such exhibit. Accordingly, this Amendment consists only of the facing page, this note and Part II of the registration statement. The prospectus and financial statement schedules are unchanged and have been omitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering described in the Registration Statement (all amounts are estimated except the SEC registration fee):

Securities and Exchange Commission registration fee................. $   60,720
NASD filing fee.....................................................      6,000
Nasdaq National Market listing fee..................................     76,625
Printing and engraving expenses.....................................    150,000
Legal fees and expenses.............................................    450,000
Accounting fees and expenses........................................    300,000
Transfer agent fees.................................................     15,000
Miscellaneous.......................................................     41,655
                                                                     ----------
  Total............................................................. $1,100,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers

     Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Article 152 of our Articles of Association provides for indemnification, to the fullest extent permitted by law, of officers and directors for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in their capacities as such, and advancement of expenses of defending any such action, suit or proceeding.

Item 15. Recent Sales of Unregistered Securities

     As part of the restructuring of the registrant, on September 22, 2000, substantially all the shareholders of Garmin Corporation exchanged their common shares of Garmin Corporation for 100,000,000 shares (post split) of the registrant. These shares were not registered under the Securities Act of 1933. Certain of these shares were issued to U.S. shareholders pursuant to an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of, and Rule 506 of Regulation D under, the Securities Act of 1933. The remainder of the shares were offered and issued outside the United States to individuals who are not citizens or residents of the United States. Accordingly, the offering and issuance of these shares were not subject to the registration requirements of the Securities Act of 1933 pursuant to Regulation S under the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules

 (a) Exhibits Description
 1.1*         Form of U.S. Purchase Agreement.

 1.2*         Form of International Purchase Agreement.

 3.1**        Memorandum of Association.

 3.2**        Articles of Association (as amended).

 4.1**        Specimen share certificate.

 4.2          Form of Shareholders' Rights Agreement.

 5.1          Opinion of Maples and Calder, Cayman Islands counsel to the
              Issuer, as to the legality of the shares.

 8.1 Opinion of Sonnenschein Nath & Rosenthal regarding United States tax matters.

 8.2          Opinion of Maples and Calder regarding Cayman Islands tax matters
              (included in Exhibit 5.1).

 10.1         Garmin Ltd. 2000 Equity Incentive Plan.

 10.2**       Garmin Ltd. 2000 Non-Employee Directors' Option Plan.

 10.3**       Garmin Ltd. Employee Stock Purchase Plan.

 21.1**       List of Subsidiaries.

 23.1**       Consent of Ernst & Young LLP.

 23.2         Consent of Maples and Calder (included in Exhibit 5.1).

              Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
 23.3         8.1).

 24.1**       Powers of Attorney (included on signature page).

 27.1**       Financial Data Schedule.

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*  To be filed by amendment
** Previously filed

(b) Financial Statement Schedules

Schedule II Valuation and qualifying accounts

All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

Item 17. Undertakings

     (a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in item 14, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that:

     (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (ii) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, County of Johnson, State of Kansas on December 1, 2000.

                                          Garmin Ltd.

                                                /s/ Gary L. Burrell
                                          By: _________________________________

                                                   Gary L. Burrell
                                                Co-Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the registration statement has been signed on December 1, 2000 by the following persons in the capacities indicated:


Signature                                   Title


                Min H. Kao*                 Co-Chairman; Co-Chief Executive Officer
___________________________________________ (Co-Principal Executive Officer)
                Min H. Kao

          /s/ Gary L. Burrell               Co-Chairman; Co-Chief Executive Officer
___________________________________________ (Co-Principal Executive Officer)
              Gary L. Burrell

              Kevin Rauckman*               Chief Financial Officer
___________________________________________ (Principal Financial Officer and Principal
              Kevin Rauckman                Accounting Officer)

              Ruey-Jeng Kao*                Director
___________________________________________
               Ruey-Jeng Kao


       /s/ Andrew R. Etkind
*By:_________________________________
           Andrew R. Etkind
           Attorney-in-fact

Garmin International, Inc.                Authorized Representative in the
                                          U.S.

          /s/ Gary L. Burrell
By: _________________________________
     Gary L. Burrell, its President

                                 EXHIBIT INDEX

 Exhibits Description
 1.1*     Form of U.S. Purchase Agreement.

 1.2*     Form of International Purchase Agreement.

 3.1**    Memorandum of Association.

 3.2**    Articles of Association (as amended).

 4.1**    Specimen share certificate.

 4.2      Form of Shareholders' Rights Agreement.

 5.1 Opinion of Maples and Calder, Cayman Islands counsel to the Issuer, as to the legality of the shares.

          Opinion of Sonnenschein Nath & Rosenthal regarding United States tax
 8.1      matters.

 8.2      Opinion of Maples and Calder regarding Cayman Islands tax matters
          (included in Exhibit 5.1).

 10.1     Garmin Ltd. 2000 Equity Incentive Plan.

 10.2**   Garmin Ltd. 2000 Non-Employee Directors' Option Plan.

 10.3**   Garmin Ltd. Employee Stock Purchase Plan.

 21.1**   List of Subsidiaries.

 23.1**   Consent of Ernst & Young LLP.

 23.2     Consent of Maples and Calder (included in Exhibit 5.1).

 23.3     Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 8.1).

 24.1**   Powers of Attorney (included on signature page).

 27.1**   Financial Data Schedule.

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*  To be filed by amendment
** Previously filed